EXHIBIT 99.1


                      FIRST-TIER SUBSEQUENT ASSIGNMENT
                      --------------------------------

               For value received, in accordance with the Purchase Agreement, dated as of January 1, 1999, between the undersigned and MMCA AUTO RECEIVABLES, INC. (the "Purchaser") (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Purchase Agreement), all right, title and interest of the undersigned, whether now owned or hereafter acquired, in, to and under the following, collectively:

               (i) the Subsequent Receivables set forth in the Schedule of Subsequent Receivables attached hereto as Schedule A;

               (ii) with respect to Subsequent Receivables that are Actuarial Receivables, all monies due thereunder on or after March 1, 1999 (the "Subsequent Cutoff Date") (including Payaheads) and, with respect to Subsequent Receivables that are Simple Interest Receivables, all monies received thereunder on or after the Subsequent Cutoff Date;

               (iii) the security interests in Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

               (iv) all rights to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

               (v) all rights to receive proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon pursuant to Dealer Agreements;

               (vi) all of the undersigned's rights to the Receivable Files that relate to such Subsequent Receivables;

               (vii) all payments and proceeds with respect to such Subsequent Receivables held by the undersigned;

               (viii) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the undersigned pursuant to the terms of a Subsequent Receivable that is a Final Payment Receivable), guarantees and other collateral securing a Subsequent Receivable (other than a Subsequent Receivable repurchased by the Servicer or purchased by the undersigned);

               (ix) all rebates of premiums and other amounts relating to insurance policies and other items financed under such Subsequent Receivables in effect as of the Subsequent Cutoff Date; and

               (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

               The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Subsequent Receivables, the related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

               This First-Tier Subsequent Assignment is made pursuant to and upon the represen tations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement (including the Officer's Certificate of the undersigned accompanying this First-Tier Subsequent Assignment) and is to be governed by the Purchase Agreement.

               The undersigned hereby represents that as of the Subsequent Cut-off Date the aggregate Principal Balance of the Subsequent Receivables conveyed hereby was $118,376,881.27.

               In the event that the foregoing sale, assignment, transfer and conveyance is deemed to be a pledge, the undersigned hereby grants to the Purchaser a first priority security interest in all of the undersigned's right to and interest in the Subsequent Receivables and other property described in clauses (i) through (x) above to secure a loan deemed to have been made by the Purchaser to the undersigned in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon and the Initial Certificate Balance.

               This First-Tier Subsequent Assignment shall be construed in accordance with the laws of the State of New York and the obligations of the undersigned under this First-Tier Subsequent Assignment shall be determined in accordance with such laws.

               Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Purchase Agreement.


               IN WITNESS WHEREOF, the undersigned has caused this First-Tier Subsequent Assignment to be duly executed as of March 1, 1999.


                                    MITSUBISHI MOTORS CREDIT OF
                                        AMERICA, INC.


                                    By: /s/  Hideyuki Kitamura
                                        ---------------------------------
                                        Name:  Hideyuki Kitamura
                                        Title: Executive Vice President